EXHIBIT 31(a)

Universal Forest Products, Inc.

Certification

I, Matthew J. Missad, certify that:

1.	I have reviewed this report on Form 10-K/A of Universal Forest Products, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 30, 2015	/s/ Matthew J. Missad
Matthew J. Missad
Chief Executive Officer and
Principal Executive Officer

5